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                                                                     Exhibit 3.5

                         CERTIFICATION OF INCORPORATION

                                       OF

                             PIROD ACQUISITION, INC.

     1.   The name of this corporation is PiRod Acquisition, Inc.

     2. The registered office of this corporation in the State of Delaware is located at 1013 Centre Road, in the City of Wilmington, County of New Castle, the name of its registered agent at such address is Corporation Service Company.

     3. The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     4. The total number of shares of stock that this corporation shall have authority to issue is 3,000 shares of Common Stock, $.01 par value per share. Each share of Common Stock shall be entitled to one vote.

     5.   The name and mailing address of the incorporator is:
Concetta N. Golden, c/o Ropes & Gray, One International Place, Boston, MA 02110-2624.

     6. Except as provided to the contrary in this provisions establishing a class or series of stock, the amount of the authorized stock of this corporation of any class or classes may be increased or decreased by the affirmative vote of the holders of a majority of the stock of this corporation entitled to vote.

     7. The election of directors need not be by ballot unless the by-laws shall so require.

     8. In furtherance and not in limitation of the power conferred upon the board of directors by law, the board of directors shall have power to make, adopt, alter, amend and repeal from time to time by-laws of this corporation, subject to the rights of the stockholders entitled to vote with respect thereto to alter and repeal by-laws made by the board of directors.

     9. A director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the General Corporation Law of the State of Delaware as in effect at the time liability is determined. No amendment or repeal of this paragraph 9 shall apply to or have any effect on the liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

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     10.  This corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or his threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of this corporation or while a director or officer is or was serving at the request of this corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney's fees and expenses), judgments, fines penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; PROVIDED, HOWEVER, that the foregoing shall not require this corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representative of such person. Any person seeking indemnification under this paragraph 10 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provisions of this paragraph 10 shall not adversely affect any right or protection of a director or officer of this corporation with respect to any acts or omissions of such director or officer prior to such repeal or modification.

     11. The books of this corporation may (subject to any statutory requirements) be kept outside the State of Delaware as may designated by the board of directors or in the by-laws of this corporation.

     12. If at any time this corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, for so long as such class is so registered, any action by the stockholders of such class must be taken at an annual or special meeting of stockholders and may not be taken by written consent.

     THE UNDERSIGNED, the sole incorporator name above, hereby certifies that the facts stated above are true as of this 24th day of July, 1996.


                                              /s/ Concetta N. Golden
                                        ---------------------------------------
                                        Concetta N. Golden

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                            CERTIFICATE OF AMENDMENT
                      TO THE CERTIFICATE OF INCORORATION OF

                             PIROD ACQUISITION, INC.

PiRod Acquisition, Inc., a Corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST: That the Board of Directors of said corporation has adopted by written consent the following resolution:

          RESOLVED, That it is advisable and in the best interest of this Corporation that Article 1 of the Certificate of Incorporation of this Corporation be amended to read in its entirety as follows:

               "FIRST: The name of this Corporation shall be
                PiRod Inc."

     SECOND: That said amendment has been consented to and authorized by the holder of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendments was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, PiRod Acquisition, Inc., has caused this certificate to be executed and acknowledged by its authorized officer, this 15 day of October 1996.


                                   By:         /s/ Paul M. Spinale
                                       ----------------------------------------
                                       Paul M. Spinale

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                              CERTIFICATE OF MERGER

                                       OF

                  PIROD HOLDINGS, INC., A DELAWARE CORPORATION

                                      INTO

                       PIROD INC., A DELAWARE CORPORATION

                 ***********************************************


     The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST:    That the name and state of incorporation of each of the
constituent corporations of the merger is as follows:

                           NAME                     STATE OF INCORPORATION
                    PiRod Holdings, Inc.                  Delaware
                         PiRod Inc.                       Delaware

     SECOND:   That a Plan and Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

     THIRD:    That the name of the surviving corporation of the merger is PIROD
INC.

     FOURTH:   That the Certificate of Incorporation of PiRod Inc., a Delaware
corporation, which will survive the merger, shall be the Certificate of Incorporation of the surviving corporation.

     FIFTH:    That the executed Plan and Agreement of Merger is on file at an office of the surviving corporation, the address of which is PiRod Inc., 1545 Pidco Drive, Plymouth, Indiana 46563.

     SIXTH:    That a copy of the Plan and Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

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     SEVENTH:  That this Certificate of Merger shall be effective upon filing with the Delaware Secretary of State.

     Dated: December 28, 2001.


                                        PRIOD INC.


                                        By:          /s/ P. Thomas Pogge
                                             -----------------------------------
                                        Its:         Secretary
                                             -----------------------------------

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                              CERTIFICATE OF MERGER

                                       OF

                 MICROFLECT COMPANY, INC., AN OREGON CORPORATION

                                      INTO

                       PIROD INC., A DELAWARE CORPORATION

                 ***********************************************


     The undersigned corporation

     DOES HEREBY CERTIFY:

     FIRST:    That the name and state of incorporation of each of the
constituent corporations of the merger is as follows:

                       NAME                     STATE OF INCORPORATION
               Microflect Company, Inc.                 Oregon
                      PiRod Inc.                        Delaware

     SECOND:   That a Plan and Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of the State of Delaware and the requirements of Section 60.487 of the Oregon Business Corporation Act.

     THIRD:    That the name of the surviving corporation of the merger is PIROD
INC.

     FOURTH:   That the Certificate of Incorporation of PiRod Inc., a Delaware
corporation, which will survive the merger, shall be the Certificate of Incorporation of the surviving corporation.

     FIFTH:    That the executed Plan and Agreement of Merger is on file at an office of the surviving corporation, the address of which is PiRod Inc., 1545 Pidco Drive, Plymouth, Indiana 46563.

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     SIXTH:    That a copy of the Plan and Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

     SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

                                              NUMBER OF       PAR VALUE
       CORPORATION                CLASS        SHARES         PER SHARE
   Microflect Company, Inc.       Common        1,000          $ 1.00

     EIGHTH:   That this Certificate of Merger shall be effective upon filing with the Delaware Secretary of State.

     Dated: December 31, 2001.


                                        PRIOD INC.


                                        By:          /s/ P. Thomas Pogge
                                             -----------------------------------
                                        Its:         Secretary
                                             -----------------------------------

                                             P. Thomas Pogge, Secretary